                          CROWN STOCK PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of July 20, 1995, made by CROWN CASINO CORPORATION, a Texas corporation (the "Pledgor") in favor of FIRST NATIONAL BANK OF COMMERCE, as Agent (in such capacity, the "Agent") for (i) NOMURA HOLDING AMERICA INC. ("Nomura"; together with its successors and assigns, the "Purchaser") party to the Note Purchase Agreement, dated as of July 20, 1995 (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among Louisiana Riverboat Gaming Partnership, a Louisiana general partnership ("LRGP"), St. Charles Gaming Company, a Louisiana corporation ("SCGC"; together with LRGP, the "Issuers"), the Agent and the Purchaser and (ii) any Assignees (as defined in the Note Purchase Agreement) of the Purchaser (together with the Purchaser, the "Noteholders").


                              W I T N E S S E T H:

                 WHEREAS, the Issuers desire to issue and sell to the Purchaser, subject to the terms and conditions of the Note Purchase Agreement certain secured promissory notes, consisting of up to $38,400,000 aggregate principal amount of the Senior Secured Increasing Rate Notes Due 1996 (the "Notes"), all as more fully set forth in the Note Purchase Agreement; and

                 WHEREAS, the sale of such Notes is intended to provide temporary bridge financing for the Issuers, to be refinanced and replaced by the Issuers at the earliest practicable date out of the proceeds of a public or private securities offering or a commercial loan transaction; and

         WHEREAS, it is a condition precedent to the obligation of the Purchaser to purchase such Notes from the Issuers under the Note Purchase Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Noteholders;

         WHEREAS, the Pledgor is an Affiliate (as defined in the Note Purchase Agreement) of SCGC as an Issuer, and the Pledgor and SCGC, as an Issuer, are engaged in the same or similar lines of business, and it is to the advantage of the Pledgor that the Purchaser purchase such Notes from the Issuers; and

         WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined).
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         NOW, THEREFORE, in consideration of the premises and to induce the
Agent and the Purchaser to enter into the Note Purchase Agreement and to induce the Purchaser to purchase the Notes under the Note Purchase Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Noteholders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

         (b)  The following terms shall have the following meanings:

         "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral":  the Pledged Stock and all Proceeds.

         "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Noteholders only as provided in paragraph 8.

         "Obligations":  the collective reference to:

         (i) the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Issuers to the Agent and the Noteholders (including, without limitation, interest accruing at the then applicable rate provided in the Note Purchase Agreement after the maturity of the Notes and interest accruing at the then applicable rate provided in the Note Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Issuer whether or not a claim for post-filing or post- petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Purchase Agreement, the Notes, this Agreement, the other Related Documents or any other document made, delivered or given in connection therewith; and

         (ii) all obligations and liabilities of the Pledgor which may arise under or in connection with this Agreement or any other Related Document to which the Pledgor is a party;

in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or
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otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Noteholders that are required to be paid by the Issuers or the Pledgor pursuant to the terms of the Note Purchase Agreement or this Agreement or the Notes or any other Related Document).

         "Pledged Stock": the shares of Capital Stock listed on Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by SCGC to the Pledgor while this Agreement is in effect.

         "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Body, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Vessel":  as defined in the SCGC Ship Mortgage.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Noteholders, all the Pledged Stock and hereby grants to the Agent, for the ratable benefit of the Noteholders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         3. Stock Powers; Indorsement. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly
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                                                                               4



executed in blank by the Pledgor with the signature medallion guaranteed.

         4. Representations and Warranties. The Pledgor represents and warrants that:

         (a) The Pledgor has all requisite corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action on the part of the Board of Directors and shareholders of the Pledgor to duly authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement and no further approval of any trustee or holders of any indebtedness or obligations of the Pledgor or its shareholders is required.

         (b) This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, and upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor.

         (c) The execution and delivery by the Pledgor of this Agreement and the fulfillment of or compliance with the terms and provisions hereof will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in or require the creation of any Lien (other than Liens created pursuant to this Agreement) on any Properties or assets of the Pledgor or its Subsidiaries pursuant to, the charter or by-laws of the Pledgor or its Subsidiaries, or any provision of any security issued by any of them or any contract, agreement, mortgage, indenture, lease, undertaking or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective assets are subject, or any Order, statute, law, rule or regulation to which any of them or any of their respective assets are subject.

         (d) No consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental
Person, including, without limitation, any creditor or stockholder of the Pledgor, or any of its Subsidiaries or any party to any contract, is required in connection with the execution or delivery by the Pledgor of this Agreement, or the performance by the Pledgor of its obligations hereunder, or as a condition to the legality, validity or enforceability of this Agreement, or the rights or remedies of
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                                                                               5



the Noteholders or the Agent hereunder. The Pledgor is in and will remain in compliance with the requirements of all applicable laws or Orders of any court, arbitrator or Governmental Body or of any federal, state, local or foreign statute, ordinate or law or of any rule or regulation of any Governmental Body relating to this Agreement, the security interests granted hereunder or the covenants made pursuant hereto.

         (e) There are no actions, suits, investigations or proceedings pending, or, to the knowledge of the Pledgor, threatened by or against or affecting or any of its Subsidiaries, its Properties or revenues which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Body.

         (f) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (g) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         5. Covenants. The Pledgor covenants and agrees with the Agent, for the benefit of the Agent and the Noteholders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Noteholders, hold the same in trust for the Agent and the Noteholders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with the signature medallion guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of SCGC shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations and in case any
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                                                                               6



distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of SCGC or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Noteholders segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Agent, the Pledgor will not (1) vote to enable, or take any other action to permit, SCGC to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of SCGC, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interest created by this Agreement or
(4) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Agent to sell, assign or transfer any of the Collateral.

         (c) The Pledgor will not assign, transfer, or encumber any of its right, title or interest under, in or to the Collateral.

         (d) The Pledgor will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement.

         (e) The Pledgor will not enter into any agreement amending or supplementing the Collateral.

         (f) The Pledgor will not waive or release any obligation of any party to the Collateral.

         (g) Unless directed otherwise by the Agent, the Pledgor will exercise promptly and diligently each and every right which it may have under the Collateral (except the right to release or cancel).

         (h) The Pledgor will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral.
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                                                                               7




         (i) The Pledgor will give the Agent copies of all notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

         (j) The Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, with or without the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent (with the signature medallion guaranteed), to be held as Collateral pursuant to this Agreement.

         (k) The Pledgor shall pay, and save the Agent and the Noteholders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, transfer, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (l) The Pledgor shall cooperate, and use its best efforts, in obtaining an agreement from the Louisiana State Police, Riverboat Gaming Enforcement Division or its successor, if any (the "Riverboat Gaming Enforcement Division") to approve of the provisions of this Agreement and the pledge created hereby.

         6. Cash Dividends; Voting Rights. Unless a Default or an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid, to the extent permitted in the Note Purchase Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note Purchase Agreement, the Notes, this Agreement or any other Related Document.
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         7.  Rights of the Noteholders and the Agent.  (a)  All money Proceeds received by the Agent hereunder shall be held by the Agent for the benefit of the Noteholders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by the Pledgor in trust for the Agent and the Noteholders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in paragraph 8(a).

         (b) If a Default or an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock, and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of SCGC or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of SCGC or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                 (c) Notwithstanding the foregoing, the Pledgor agrees that to the extent required by the rules and regulations of the Riverboat Gaming Enforcement Division, then in effect, upon the exercise by the Agent, on behalf of the Noteholders, of its rights under paragraph 7(b) above to register the Pledged Stock in its name or that of its nominee, the Agent or the Noteholders shall file with the Division:

                          (1)  Written notice of its intent to exercise such
rights;

                          (2)  A complete description of the plan for effecting
the proposed transfer of Pledgor's interest in the Pledged Stock;
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                          (3)  Full, true and correct copies of all documents
pertaining to the proposed transfer, including but not limited to all agreements between parties, leases, notes, mortgages or deeds of trust, and pertinent agreements or other documents with or involving third parties; and

                          (4)  If the Agent or any Noteholder intends to
conduct riverboat gaming operations, a written request for emergency permission to conduct such gaming activities, which request shall provide:

                                  (i)    A complete description of the extent
                                         to which and in the manner in which
                                         the proposed transferee will
                                         participate in the gaming operations
                                         pending completion of the proposed
                                         transfer of interest with respect to
                                         the Pledged Stock;

                                  (ii)   A complete financial statement,
                                         including the sources for all funds to
                                         be used in transfer (if any) and that
                                         will be used in the participation of
                                         gaming operations prior to the
                                         completion of the transfer;

                                  (iii)  A complete description of any and all
                                         proposed changes in the manner or
                                         method of operation, including but not
                                         limited to the identification of all
                                         proposed changes of and
                                         additions to supervisory personnel;
                                         and

                                  (iv)   Any additional information reasonably
                                         requested by the Riverboat Gaming
                                         Enforcement Division.

and, within fifteen (15) days after the Riverboat Gaming Enforcement Division issues an order granting the requested emergency participation in riverboat gaming operations, a complete application for approval of the transfer of interest by the Riverboat Gaming Enforcement Division.

         8. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect.

         (b) If an Event of Default shall occur and be continuing, the Agent, on behalf of the Noteholders may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Noteholder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Noteholder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Noteholders hereunder, including, without limitation, attorneys' fees and disbursements of counsel to the Agent and the Noteholders, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Noteholder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Noteholder to collect such deficiency.

                 If an Event of Default shall occur and be continuing, the Agent, in connection with the exercise of any rights or remedies provided herein, shall take such actions, if any, as are directed by the Majority Noteholders, as the Majority Noteholders believe advisable to try to preserve the documentation of the Vessel as a United States flag vessel.

         9. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will use its best efforts to cause SCGC to (i) execute and deliver, and cause the directors and officers of SCGC to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent or the Majority Noteholders, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to use its best efforts to cause SCGC to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent or the Majority Noteholders shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit SCGC to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if SCGC would agree to do so.

         (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Noteholders, that the Agent and the Noteholders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note Purchase Agreement.

         10. Irrevocable Authorization and Instruction to SCGC. The Pledgor hereby authorizes and instructs SCGC to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that SCGC shall be fully protected in so complying.

         11. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by any Noteholder, or the receipt of any amounts by the Agent or any Noteholder with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Agent or any Noteholder against SCGC or LRGP or against any other collateral security held by the Agent or any Noteholder for the payment of the Obligations, nor shall the Pledgor seek any reimbursement from SCGC or LRGP in respect of payments made by the Pledgor in connection with this Agreement, or amounts realized by the Agent or any Noteholder in connection with the Collateral, until all amounts owing to the Agent and the Noteholders on account of the Obligations are paid in full. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Agent and the Noteholders, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

         12. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the security interests granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Agent or any Noteholder may be rescinded by the Agent or such Noteholder, and any of the Obligations continued, and the Obligations, or the liability of the Issuers or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or the Noteholders (or the Majority Noteholders, as the case may be), and the Note Purchase Agreement, the Notes, the Related Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Noteholders (or the Majority Noteholders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Noteholder for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Noteholder shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Noteholder upon this Agreement; the Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between SCGC, LRGP and the Pledgor, on the one hand, and the Agent and the Noteholders, on the other, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuers or the Pledgor with respect to the Obligations. When pursuing its rights and remedies hereunder against the Pledgor, the Agent and any Noteholder may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Issuers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Noteholder to pursue such other rights or remedies or to collect any payments from SCGC, LRGP or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Issuers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Pledgor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Noteholder against the Pledgor or the Collateral.

         13. Agent's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Agent's own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

         (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in subsection 13(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         14. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Noteholder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         15. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         16. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Noteholders, be governed by the Note Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Noteholders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor SCGC shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         17. Notices. All notices, requests and demands to or upon the Agent or the Pledgor shall be delivered in accordance with the terms and provisions of Section 14.5 of the Note Purchase Agreement. The Agent and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in said Section 14.5.

         18. Integration and Severability. This Agreement embodies the entire agreement and understanding between the Agent and the Noteholders and the Pledgor, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         19.   Amendments in Writing; No Waiver; Cumulative Remedies.  (a)
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Noteholders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Noteholder shall by any act (except by a written instrument pursuant to subsection 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Noteholder would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         20. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         21. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Noteholders and their successors and assigns.

         22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

         23. SUBMISSION TO JURISDICTION: WAIVER OF SERVICE AND VENUE. (a) THE PLEDGOR CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PLEDGOR, ON THE ONE HAND, AND THE AGENT AND NOTEHOLDERS, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

                 (b) THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO THE PLEDGOR AT ITS ADDRESS SET FORTH BELOW. IN ADDITION, THE AGENT AND THE NOTEHOLDERS AGREE TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO THE PLEDGOR AT ITS ADDRESS SET FORTH BELOW. THE PLEDGOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

                 (c) NOTHING IN THIS SECTION 23 SHALL AFFECT THE RIGHT OF THE AGENT OR THE NOTEHOLDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR THE NOTEHOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         24. WAIVER OF RIGHT TO TRIAL BY JURY. THE PLEDGOR AND THE AGENT EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE PLEDGOR AND THE AGENT HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                 25. TERMINATION OF PLEDGE AGREEMENT. UPON THE INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS, AND THE TERMINATION OF ANY COMMITMENT OF THE PURCHASER TO PURCHASE NOTES UNDER THE NOTE PURCHASE AGREEMENT, THE PURCHASER SHALL DIRECT THE AGENT, AT THE EXPENSE OF THE ISSUER, TO DELIVER THE PLEDGED STOCK TO THE PLEDGOR.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        CROWN CASINO CORPORATION



                                        By
                                           ------------------------------
                                        Title
                                              ---------------------------

                                        2415 West Northwest Highway
                                        Suite 103
                                        Dallas, Texas  75220-4446
                                        Attention:  Mark D. Slusser
                                        Facsimile Number:  (214) 357-1974

                          ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of July 20, 1995, made by CROWN CASINO CORPORATION for the benefit of First National Bank of Commerce, as Agent (the "Pledge Agreement"). The undersigned agrees for the benefit of the Agent and the Purchaser as follows:

         1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement.

         3. The terms of paragraph 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.


                                        ST. CHARLES GAMING COMPANY, INC.



                                        By
                                           ------------------------------
                                        Title
                                              ---------------------------

                                        Address for Notices:

                                        711 Isle of Capri Boulevard
                                        Bossier City, Louisiana  71111

                                        Attention:  Dan Weindruch
                                        Fax: (318) 425-5450

                                                                     SCHEDULE 1
                                                            TO PLEDGE AGREEMENT


                        DESCRIPTION OF PLEDGED STOCK


                                                                Stock
                                             Class of        Certificate        No. of
                 Issuer                        Stock             No.            Shares
----------------------------------------   ------------      -----------       --------
St. Charles Gaming Company, Inc.           Common             104               50,000